CERTIFICATION OF AMENDED AND RESTATED ARTICLES

OF

GREEN LEAF INNOVATIONS, INC.

A Florida Corporation

The undersigned, being the Chief Executive Officer of Green Leaf Innovations, Inc., a Florida corporation (the “Company”), does hereby certify as follows:

1.I am the duly elected, qualified and acting Chief Executive Officer of the Company and am authorized to execute and deliver on behalf of the Company, this Certification and the attached Amended and Restated Articles of Incorporation of the Company (the “Articles”).

2.The Articles were adopted by unanimous written consent of the Board of Directors of the Company on September 22, 2022.

3.The Articles were approved by the shareholders of the Corporation on September 22, 2022, and the number of votes cast in favor of the Articles was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed on September 22, 2022.

/s/ Roberto Mederos

Roberto Mederos

Chief Executive Officer

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GREEN LEAF INNOVATIONS, INC.

August 2, 2022

The following Amended and Restated Articles of Incorporation (these “Articles”) amend and restate the entire text of the Articles of Incorporation of Green Leaf Innovations, Inc. (the “Corporation”) in their entirety.

ARTICLE I: NAME and PRINCIPAL ADDRESS

The name of the Corporation is Green Leaf Innovations, Inc. (the “Corporation”) and the principal business address 15800 Pines Blvd. Suite 3200 Pembroke Pines, FL 33027.

ARTICLE II: REGISTERED OFFICE and AGENT

The address of the registered office of the Corporation in the State of Florida is 15800 Pines Blvd. Suite 3200 Pembroke Pines, FL 33027.  The name of the Corporation's registered agent at such address is Roberto Mederos.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity or which corporations may be organized under the Florida Business Corporation Act (the “FBCA”).

ARTICLE IV: CAPITAL STOCK

The total number of shares of stock the Corporation shall have authority to issue is 61,000,000,000 total shares of capital stock, consisting of 60,000,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), and 1,000,000,000 shares of preferred stock, par value $0.10 per share (“Preferred Stock”).

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (the “Board”) prior to the issuance of any shares thereof.  Holders of a class or series of Preferred Stock shall have the rights, powers, privileges, and preferences as shall be stated in such designation or resolution providing for the issue of such class or series of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

As of the date of these Articles, the following series of Preferred Stock have been designated by the Board:

Series A Preferred Stock: 100,000,000 shares

Series B Preferred Stock: 100,000,000 shares

The Certificates of Designation for the series of Preferred Stock designated above shall be filed with the Florida Department of State in conjunction with these Articles. Any subsequent designation of any additional series of Preferred Stock shall be filed as an amendment to these Articles with the Florida Department of State.

ARTICLE V: BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by the Board, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.  The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation, provided, however, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote, which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE VI: AMENDMENTS

The Corporation reserves the right to amend and repeal any provisions contained in this Amended and Restated Articles of Incorporation in the manner prescribed by the laws of the State of Florida.  All rights conferred are granted subject to this reservation.

ARTICLE VII: INDEMNIFICATION

The Corporation shall indemnify any present or former officer or director and shall advance expenses on behalf of any such officer or director, in each case, to the fullest extent permitted by law.

DESIGNATIONS,

PREFERENCES AND RIGHTS

OF SERIES A PREFERRED STOCK

I.DESIGNATION AND AMOUNT; DIVIDENDS

A.Designation. The designation of said series of preferred stock shall be Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).

B.Number of Shares. The number of shares of Series A Preferred Stock authorized shall be One Hundred Million (100,000,000) shares. Each share of Series A Preferred Stock shall have a stated value equal to $0.01 (as may be adjusted for any stock dividends, combinations, or splits with respect to such shares) ( the “Series A Stated Value”).

C.Dividends. The Series A Preferred Stock is not entitled to receive dividends.

II.LIQUIDATION RIGHTS

The Series A Preferred Stock is entitled, in the event of any voluntary liquidation, dissolution, or winding up of the Corporation, to receive payment or distribution of a preferential amount before any payments or distributions are received by any class or series of preferred or common stock whether now existing or created in the future.

III.CONVERSION

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 500 shares of Common Stock of the Corporation.

(b)Mechanics of Conversion.

i.Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series A Preferred Stock, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock.

ii.Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

iii.Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Article III and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

iv.Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Article III. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(c)Adjustments to Series A Preferred.

i.Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable on the conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise, then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable on such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately before such reorganization, reclassification, or change.

ii.Sales, Reorganizations, Mergers or Consolidations. In case of any consolidation or merger of the Corporation with or into another entity, the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another person or the sale, transfer or other disposition of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property that a holder of the number of shares of Common Stock of the Corporation deliverable on conversion of Series A Preferred Stock would have been entitled on such consolidation, merger or sale on the same basis as set forth herein.

IV.RANK

All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation's common stock, par value $0.001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article IV, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

V.VOTING RIGHTS

Each issued and outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the result of: (i) 1.5 multiplied by the addition of: (A) the number of shares of Common Stock issued and outstanding at the time of such vote; and (B) the number of votes in the aggregate of any outstanding shares of any class of preferred stock of the Corporation (other than the Series A Preferred Stock), if any, at the time of such vote; divided by (ii) the total number of shares of Series A Preferred Stock issued and outstanding at the time of such vote, at each meeting of shareholders of the Corporation with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, including the election of directors. Holders of Series A Preferred Stock shall vote together with the holders of Common Shares (and any other outstanding class of preferred stock of the Corporation (other than the Series A Preferred Stock), if any.

VI.DRAG ALONG RIGHTS

(a) In the event that any holder(s) of Series A Preferred Stock proposes to sell, or otherwise dispose of, to a Person or a group of Persons, other than an Affiliate of the transferring shareholders (a “Purchaser”), shares of Series A Preferred Stock representing conversion rights equal to more than fifty percent (50%) of the then outstanding shares of Common Stock (calculated on a fully diluted basis)(a “Majority Sale”), such shareholders(s) (the “Proposing Stockholders”), shall have the right (the “Drag Along Right”) to require each of the other holders of Series A Preferred Stock to sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Purchaser a number of shares of Series A Preferred Stock (and shares of Common Stock) held by each such other shareholder(s) as shall equal the same percentage of the shares of Series A Preferred Stock held by such other shareholders as the percentage of the shares of Series A Preferred Stock held by the Proposing Stockholders that the Proposing Stockholders propose to sell to the Purchaser, upon the same terms (including the purchase price) and subject to the same conditions as are applicable to the Proposing Stockholders.

(b) The Proposing Stockholders shall provide notice to each of the other Shareholders (a “Drag Along Notice”) of (i) the Proposing Stockholders’ intent to exercise their Drag Along Right in accordance with this article; (ii) the identity of the proposed Purchaser in such Majority Sale and (iii) a summary of the purchase price and other relevant terms and conditions of such Majority Sale, no later than ten (10) days prior to the proposed closing of such Majority Sale. At the closing of the sale pursuant to the Drag Along Right, the Proposing Stockholders and the other shareholders subject to such Drag Along Right shall deliver to the proposed Purchaser certificates representing their shares of Series A Preferred Stock (and shares of Common Stock), duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank, and the Purchaser shall pay to each such shareholder the consideration due to it in accordance with the terms of such transaction, and this designation. Notwithstanding the foregoing, any such transaction may be structured as a merger, consolidation, amalgamation or similar transaction at the discretion of the Proposing Stockholders and the Purchaser and, in such event, each shareholder subject to the Drag Along Right agrees, if such transaction entitles shareholders to vote thereupon or consent thereto, (x) to vote all of the shares of (and shares of Series A Preferred Stock) held by such shareholder in favor of, or to consent to, any such transaction and (y) if applicable, not to exercise any appraisal or similar rights with respect to such transaction.

VII.PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the written consent of a majority of the holders of Series A Preferred Stock, alter or change the rights, preferences, or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

Should  any holder of Series A Preferred  Stock cease to be an officer or director of the Corporation at any time and for any reason, such holders' Series A Preferred Stock shall be immediately cancelled.

VIII.MISCELLANEOUS

A.Status of Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall  resume the status of authorized  but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

B.Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificates.

C.Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may  be waived  as to all shares of Series A Preferred  Stock (and  the holders thereof) upon the unanimous written consent of the holders of the Series A Preferred Stock.

D.Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail  (return  receipt  requested)  or  delivered personally, by nationally recognized overnight carrier or by confirmed email transmission, and shall be effective five (5) days after being placed  in the mail,  if  mailed, or  upon  receipt or  refusal of receipt, if delivered personally or by nationally recognized overnight carrier  or  confirmed email transmission,  in each case addressed  to a party as set forth below, or such other address and telephone and fax number and email address as may be designated in writing hereafter in the same manner as set forth in this Article.

If to the Corporation:

Green Leaf Innovations, Inc.

15800 Pines Blvd

Suite 3200

Pembroke Pines, FL 33027

Attn: Roberto Mederos, CEO

If to the holders of Series A Preferred Stock, to the address listed in the Corporation's books and records.

DESIGNATIONS,

PREFERENCES AND RIGHTS

OF SERIES B PREFERRED STOCK

I.DESIGNATION AND AMOUNT; DIVIDENDS

A.Designation. The designation of said series of preferred stock shall be Series B Preferred Stock, $0.10 par value per share (the “Series B Preferred Stock”).

B.Number of Shares. The number of shares of Series B Preferred Stock authorized shall be One Hundred Million (100,000,000) shares. Each share of Series B Preferred Stock shall have a stated value equal to $0.10 (as may be adjusted for any stock dividends, combinations, or splits with respect to such shares) ( the “Series B Stated Value”).

C.Dividends. The Series B Preferred Stock is not entitled to receive dividends.

II.LIQUIDATION RIGHTS

The Series B Preferred Stock is not entitled, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, to receive payment or distribution of a preferential amount before any payments or distributions are received by any class or series of preferred or common stock whether now existing or created in the future. With respect to liquidation rights, Series B Preferred Stock is pari passu with common stock.

III.CONVERSION

The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(d)Right to Convert.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 100 shares of Common Stock of the Corporation.

(e)Mechanics of Conversion.

i.Notice of Conversion. In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series B Preferred Stock, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock.

ii.Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.

iii.Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Article III and to receive payment of any dividends declared but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

iv.Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Article III. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(f)Adjustments to Series B Preferred.

i.Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable on the conversion of Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise, then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable on such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately before such reorganization, reclassification, or change.

ii.Sales, Reorganizations, Mergers or Consolidations. In case of any consolidation or merger of the Corporation with or into another entity, the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another person or the sale, transfer or other disposition of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property that a holder of the number of shares of Common Stock of the Corporation deliverable on conversion of Series B Preferred Stock would have been entitled on such consolidation, merger or sale on the same basis as set forth herein.

(g)Conversion Limitations.  In  no  event  shall  the  Holder,  or  any  future  Holder,  be entitled to convert any portion  of  the Series B Preferred  in  excess of  that  portion  of  the Series B Preferred upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Preferred or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion of exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series B Preferred with respect to which the determination of this proviso is being made, would result in beneficial ownership by  the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company at any given time. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

IV.RANK

All shares of the Series B Preferred Stock shall rank (i) junior to the Corporation's Series A Preferred stock and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article IV, (ii) pari passu with the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

V.VOTING RIGHTS

Except as otherwise provided herein or as otherwise required by law, the Series B Preferred shall have no voting rights. However, as long as any shares of Series B Preferred are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders of the Series B Preferred Stock, (c) increase the number of authorized shares of Series B Preferred, or (d) enter into any agreement with respect to any of the foregoing.

VI.PROTECTION PROVISIONS

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the majority consent of the holders of Series B Preferred Stock, alter or change the rights, preferences, or privileges of the Series B Preferred Stock so as to affect adversely the holders of Series B Preferred Stock.

VII.MISCELLANEOUS

A.Status of Redeemed Stock. In case any shares of Series B Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall  resume the status of authorized  but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

B.Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificates.

C.Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may  be waived  as to all shares of Series B Preferred  Stock (and  the holders thereof) upon the unanimous written consent of the holders of the Series B Preferred Stock.

D.Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail  (return  receipt  requested) or delivered personally, by nationally recognized overnight carrier or by confirmed email transmission, and shall be effective five (5) days after being placed  in the mail,  if  mailed, or  upon  receipt or  refusal of receipt, if delivered personally or by nationally recognized overnight carrier  or  confirmed email transmission,  in each case addressed  to a party as set forth below, or such other address and telephone and fax number and email address as may be designated in writing hereafter in the same manner as set forth in this Article.

If to the Corporation:

Green Leaf Innovations, Inc.

15800 Pines Blvd

Suite 3200

Pembroke Pines, FL 33027

Attn: Roberto Mederos, CEO

If to the holders of Series B Preferred Stock, to the address listed in the Corporation's books and records.